Exhibit 99.5

KEEMO FASHION GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF APRIL 30, 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Historical
	Keemo Fashion Group Limited	GW Reader Holding Limited	Pro Forma Adjustments			Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$22,536	$21,548		$-		$44,084
Trade receivables, net	-	49		-		49
Prepayment, deposits and other receivables	612	81		-		693
Total current assets	$23,148	$21,678		$-		$44,826

Non-current Asset
Goodwill	-	293,498		-		293,498
Total non-current asset	$-	$294,498	$			$293,498

TOTAL ASSETS	$23,148	$315,176		$-		$338,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$3,200	$4,511		$-		$7,711
Amount due to director	91,786	-		(91,786)	(1)	-
Deferred revenue	-	45,217		-		45,217
Total current liabilities	$94,986	$49,728		$(91,786)		$52,928

Non-Current liabilities
Amount due to director	-	88,028		91,786	(1)	179,814
Amount due to director of subsidiary	-	254,272		-		254,272
Total non-current liabilities	-	342,300		91,786		434,086

TOTAL LIABILITIES	$94,986	$392,028		$-		$487,014

STOCKHOLDERS’ DEFICIT
Common stock	$5,500	$50,000		$(50,000)	(2)	$5,500
Additional paid-in capital	26,600	-		-		26,600
Merger reserve	-	-		50,000	(2)	50,000
Accumulated other comprehensive income	-	(342)		-		(342)
Accumulated deficit	(103,938)	(126,510)		-		(230,448)

TOTAL STOCKHOLDERS’ DEFICIT	$(71,838)	$(76,852)		$-		$(148,690)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,148	$315,176		$-		$338,328

See accompanying notes to financial statements.

KEEMO FASHION GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED APRIL 30, 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Historical
	Keemo Fashion Group Limited	GW Reader Holding Limited	Pro Forma Adjustments	Pro Forma Combined

REVENUE	$15,081	$882	$-	$15,963

COST OF REVENUE	(7,560)	(48)	-	(7,608)

GROSS PROFIT	$7,521	$834	$-	$8,355

OPERATING EXPENSES
General and administrative	(30,414)	(118,732)	-	(149,146)

LOSS FROM OPERATION BEFORE INCOME TAX	(22,893)	(117,898)	-	(140,791)

INTEREST INCOME	-	-	-	-

LOSS BEFORE INCOME TAX	$(22,893)	$(117,898)	$-	$(140,791)

INCOME TAX EXPENSES	-	-	-	-

NET LOSS	$(22,893)	$(117,898)	$-	$(140,791)

OTHER COMPREHENSIVE LOSS	-	(456)	-	(456)

TOTAL COMPREHENSIVE LOSS	-	(118,354)	-	(141,247)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	(0.00)	-	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	55,000,000	55,000,000	-	55,000,000

KEEMO FASHION GROUP LIMITED

NOTES TO UNAUDITED PRO FORMA CONDENSE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED APRIL 30, 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

Note 1 Reclassification of Amount Due to Director

An amount due to director, Ms. Huang Jia, previously presented under current liabilities, has been reclassified to non-current liabilities in the pro forma financial information.

Acquisition of GW Reader Holding Limited

On May 26, 2025, Keemo Fashion Group Limited (the “Company” or “Keemo”) entered into a Share Purchase Agreement with Guang Wen Global Group Limited, a company incorporated in the British Virgin Islands (the “Seller”), pursuant to which Keemo agreed to acquire 100% of the issued and outstanding shares of GW Reader Holding Limited, a company incorporated in the Cayman Islands.

Upon completion Keemo will also acquire all of GW Reader Holding Limited’s assets and subsidiaries, namely:

●	Willing Read Culture Technology Co., Limited, a wholly owned subsidiary incorporated in Hong Kong; and

●	GW Reader Sdn. Bhd., a wholly owned subsidiary incorporated in Malaysia.

The share capital of the acquired subsidiary has been eliminated upon consolidation in the pro forma financial information.

The transaction was completed without any purchase consideration, as the transfer of ownership was conducted between entities under common control. Accordingly, the acquisition has been accounted for using the common control method of accounting in accordance with the guidance in ASC 805-50, Business Combinations—Related Issues.

Acquisition of GW Reader Sdn. Bhd.

On October 17, 2024, Willing Read Culture Technology Co., Limited, a company incorporated in Hong Kong (“Willing Read”), acquired 100% of the issued share capital of GW Reader Sdn. Bhd., a company incorporated in Malaysia (“GW Reader MY”), from Seah Chia Yee for a total cash consideration of MYR 2. As a result, GW Reader MY became a wholly-owned subsidiary of Willing Read.

The acquisition of GW Reader Sdn. Bhd. has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values. However, actual amounts recorded upon the finalization of estimates of fair values may differ from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The Company estimates of the fair values of the assets and liabilities of GW Reader Sdn. Bhd. have been combined with the recorded values of the assets and liabilities of GW Reader Sdn. Bhd. in the audited condensed combined financial information, goodwill was recognized and subject to annual impairment review. Allocation of the purchase price is summarized below:

Cash and cash equivalents	$6,785
Accounts receivable, net	640
Prepayments	186
Intangible asset, net	2,944
Accrued expenses	(8,301)
Amount due to director	(251,522)
Deferred revenue	(44,230)
Adjustment for foreign exchange fluctuation	(2)
Fair value of GW Reader Sdn. Bhd.	$(293,500)
Fair value of consideration	2
Goodwill	$(293,498)

Acquisition of GW Reader Holding Limited

On October 29, 2024, Guang Wen Global Group Limited, a company incorporated in the British Virgin Islands (“Guang Wen”), acquired 50,000 ordinary shares, representing 100% of the equity interest of GW Reader Holding Limited, a Cayman Islands incorporated company (“GW Reader Holding”), from Huang Jia for a total cash consideration of $50,000. Following the transaction, GW Reader Holding became a wholly-owned subsidiary of Guang Wen.

Acquisition of Willing Read Culture Technology Co., Limited by GW Reader Holding Limited

On November 27, 2024, GW Reader Holding acquired 100% of the issued share capital of Willing Read for a total cash consideration of HKD 10,000. As a result, Willing Read became a wholly-owned subsidiary of GW Reader Holding. Through this transaction, GW Reader MY became an indirect subsidiary of GW Reader Holding.